UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2025

MOHAWK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	01-13697	52-1604305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 S. Industrial Blvd., Calhoun, Georgia		30701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (706) 629-7721

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (CFR 240.17R 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	MHK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 28, 2025, Mohawk Industries, Inc. (the “Company”) entered into a Stipulation and Agreement of Settlement to resolve four related previously disclosed stockholder derivative actions and related demands.

On April 3, 2025, the United States District Court for the Northern District of Georgia (the “Court”) issued an order granting preliminary approval of the settlement, which consists of various corporate governance reforms and payment of plaintiffs’ attorneys’ fees and expenses in the amount of $5,000,000. A hearing to determine whether the Court should issue an order finally approving the proposed settlement has been scheduled for June 30, 2025, as described in Exhibit 99.1 to this Current Report on Form 8-K. If the settlement is approved by the Court, the Company’s insurance carrier will fund the entire monetary aspect of the settlement.

Attached as Exhibit 99.1 to this report is the Notice of Proposed Settlement, describing, among other things, the background of the claims and the settlement and providing that any objections to the settlement must be made by stockholders of the Company on or before June 16, 2025, in the manner described in the Notice of Proposed Settlement. The Notice of Proposed Settlement should be read in conjunction with the Stipulation and Agreement of Settlement dated February 28, 2025, which has been filed with the Court and is attached as Exhibit 99.2 to this report.

Item 9.01 Financial Statements and Exhibits.
(i)Exhibits

Exhibit No	Description
99.1	Notice of Proposed Settlement
99.2	Stipulation and Agreement of Settlement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.
Date:	April 17, 2025	By:	/s/ R. David Patton
R. David Patton
Vice President - Business Strategy and General Counsel